Exhibit 3.1(a)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/14/1999 991383880 – 3096617

STATE of DELAWARE

CERTIFICATE of LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST: The name of the limited partnership is

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

SECOND: The name and address of the Registered Agent is: Andrew Lubin, 49 Bancroft Mills, Unit P15, New Castle County, Wilmington, DE 19806.

THIRD: The name and mailing address of each general partner is as follows:

Atlas Pipeline Partners GP, Inc., 1521 Locust Street, 4th Floor, Philadelphia, PA 19102

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Atlas Pipeline Operating Partnership, L.P. as of September 14, 1999.

ATLAS PIPELINE PARTNERS GP, INC.

By:	/s/ Michael L. Staines
Michael L. Staines, Secretary

I5\RAI-Atlas-Pipeline\Cert of LP of Operating Partnership

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/11/2000 001015646 – 3096617

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Atlas Pipeline Operating Partnership, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

1.	The name of the Limited Partnership is: Atlas Pipeline Operating Partnership, L.P.

2.	Article THIRD of the Certificate of Limited Partnership shall be amended as follows:

THIRD: The name and mailing address of each general partner is as follows:

Atlas Pipeline Partners GP, LLC

311 Rouser Road

Moon Township, PA 15108

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 10th day of January, 2000.

ATLAS PIPELINE PARTNERS GP, LLC

By:	/s/ Michael L. Staines
Michael L. Staines, Secretary

L5\RAI-Atlas-Pipeline\Cert of Amendment of Operating LP

State of Delaware Secretary of State Division of Corporations Delivered 12:18 PM 12/13/2011 FILED 12:18 PM 12/13/2011 SRV 111285204 – 3096617 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership, as amended, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the Limited Partnership is: Atlas Pipeline Operating Partnership, L.P.

SECOND:	Article THIRD of the Certificate of Limited Partnership, as amended, shall be emended as follows:

THIRD: The name and mailing address of each general partner is as follows:

Atlas Pipeline Partners GP, LLC

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 12th day of December, 2011.

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By: Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Gerald R. Shrader
Name:	Gerald R. Shrader
Title:	Chief Legal Officer and Secretary

LW:654108.1